                                                                   EXHIBIT 10.32


                                                                  EXECUTION FORM




--------------------------------------------------------------------------------


                              KENNEDY-WILSON, INC.



                                   $15,000,000



                       12% SENIOR NOTES DUE JUNE 22, 2006



                              TO GATX CAPITAL CORP.



                                -----------------

                             NOTE PURCHASE AGREEMENT

                                -----------------





                            DATED AS OF JUNE 22, 2000




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                               PAGE

1.       AUTHORIZATION OF NOTES AND WARRANTS.....................................................................1

2.       SALE AND PURCHASE OF NOTES AND ISSUANCE OF WARRANTS.....................................................1

3.       CLOSING.................................................................................................2

4.       CONDITIONS TO CLOSING...................................................................................2

         4.1.     Representations and Warranties.................................................................2

         4.2.     Performance; No Default........................................................................2

         4.3.     Compliance Certificates........................................................................3

         4.4.     Opinion of Counsel.............................................................................3

         4.5.     Purchase Permitted By Applicable Law, etc......................................................3

         4.6.     Sale of Other Notes; Issuance of Other Warrants................................................3

         4.7.     Payment of Processing Fee and Special Counsel Fees.............................................3

         4.8.     Private Placement Number.......................................................................4

         4.9.     Changes in Corporate Structure.................................................................4

         4.10.    Evidence Regarding Pari Passu Ranking; Evidence Regarding Senior Ranking.......................4

         4.11.    Agreement Regarding Covenant to Not Compete....................................................4

         4.12.    Proceedings and Documents......................................................................4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................5

         5.1.     Organization; Power and Authority..............................................................5

         5.2.     Authorization, etc.............................................................................5

         5.3.     Disclosure.....................................................................................5

         5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates...............................6

         5.5.     Financial Statements...........................................................................6

         5.6.     Compliance with Laws, Other Instruments, etc...................................................7

         5.7.     Governmental Authorizations, etc...............................................................7

         5.8.     Litigation; Observance of Agreements, Statutes and Orders......................................7

         5.9.     Taxes..........................................................................................7

         5.10.    Title to Property; Leases......................................................................8

         5.11.    Licenses, Permits, etc.........................................................................8

         5.12.    Compliance with ERISA..........................................................................8

         5.13.    Private Offering by the Company...............................................................10

         5.14.    Use of Proceeds; Margin Regulations...........................................................10

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE

         5.15.    Existing Indebtedness; Future Liens...........................................................10

         5.16.    Foreign Assets Control Regulations, etc.......................................................11

         5.17.    Status under Certain Statutes.................................................................11

         5.18.    Environmental Matters.........................................................................11

         5.19.    Capital Stock.................................................................................11

         5.20.    Solvency......................................................................................12

6.       REPRESENTATIONS OF THE PURCHASER.......................................................................13

         6.1.     Purchase for Investment.......................................................................13

         6.2.     Source of Funds...............................................................................13

         6.3.     Subsequent Holders............................................................................14

7.       INFORMATION AS TO COMPANY..............................................................................14

         7.1.     Financial and Business Information............................................................14

         7.2.     Officer's Certificate.........................................................................17

         7.3.     Inspection....................................................................................18

         7.4.     Observer Rights...............................................................................18

8.       PREPAYMENT OF THE NOTES................................................................................18

         8.1.     Required Prepayments - Change of Control or Material Change...................................18

         8.2.     Optional Prepayments..........................................................................20

         8.3.     Maturity; Surrender, etc......................................................................20

         8.4.     Purchase of Notes.............................................................................20

9.       AFFIRMATIVE COVENANTS..................................................................................20

         9.1.     Compliance with Law...........................................................................20

         9.2.     Insurance.....................................................................................21

         9.3.     Maintenance of Properties.....................................................................21

         9.4.     Payment of Taxes and Claims...................................................................21

         9.5.     Corporate Existence, etc......................................................................21

         9.6.     Key Man Insurance.............................................................................22

10.      NEGATIVE COVENANTS.....................................................................................22

         10.1.    Transactions with Affiliates..................................................................22

         10.2.    [Reserved]....................................................................................22

         10.3.    Minimum Interest Coverage Ratio...............................................................22

         10.4.    Maximum Leverage Ratio........................................................................22

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE

         10.5.    Maximum Investment in KWGT....................................................................23

         10.6.    Maximum Direct Real Estate Investments........................................................23

         10.7.    Liens.........................................................................................23

         10.8.    Indebtedness..................................................................................24

         10.9.    Dividends.....................................................................................26

         10.10.   Asset Disposition.............................................................................26

         10.11.   Affiliate Compensation........................................................................26

11.      EVENTS OF DEFAULT......................................................................................26

12.      REMEDIES ON DEFAULT, ETC...............................................................................28

         12.1.    Acceleration..................................................................................28

         12.2.    Other Remedies................................................................................29

         12.3.    Rescission....................................................................................29

         12.4.    No Waivers or Election of Remedies, Expenses, etc.............................................30

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................................................30

         13.1.    Registration of Notes.........................................................................30

         13.2.    Transfer and Exchange of Notes................................................................30

         13.3.    Replacement of Notes..........................................................................31

14.      PAYMENTS ON NOTES......................................................................................31

         14.1.    Place of Payment..............................................................................31

         14.2.    Home Office Payment...........................................................................31

15.      EXPENSES, ETC..........................................................................................32

         15.1.    Transaction Expenses..........................................................................32

         15.2.    Survival......................................................................................32

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........................................32

17.      AMENDMENT AND WAIVER...................................................................................32

         17.1.    Requirements..................................................................................32

         17.2.    Solicitation of Holders of Notes..............................................................33

         17.3.    Binding Effect, etc...........................................................................33

         17.4.    Notes held by Company, etc....................................................................33

18.      NOTICES................................................................................................34

19.      REPRODUCTION OF DOCUMENTS..............................................................................34

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE

20.      CONFIDENTIAL INFORMATION...............................................................................34

21.      SUBSTITUTION OF PURCHASER..............................................................................35

22.      MISCELLANEOUS..........................................................................................36

         22.1.    Successors and Assigns........................................................................36

         22.2.    Payments Due on Non-Business Days.............................................................36

         22.3.    Severability..................................................................................36

         22.4.    Construction..................................................................................36

         22.5.    Counterparts..................................................................................36

         22.6.    Governing Law.................................................................................36

         22.7.    Consent to Jurisdiction and Venue.............................................................37

         22.8.    Waiver of Jury Trial..........................................................................37

         22.9.    eProperty, Inc. and Kennedy-Wilson Japan, K.K.................................................37


                              KENNEDY-WILSON, INC.
                          9601 Wilshire Boulevard, #220
                         Beverly Hills, California 90210


                       12% Senior Notes due June 22, 2006

                                                             As of June 22, 2000

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                  Kennedy-Wilson, Inc., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES AND WARRANTS.

                  (a) The Company has duly authorized the issuance and sale of $15,000,000 aggregate principal amount of its 12% Senior Notes due June 22, 2006 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in
Exhibit 1(a), with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

                  (b) The Company has also duly authorized the issuance of its warrants to the Purchasers of the Notes, which will entitle the holders thereof to purchase from the Company at any time on or after the date of issuance thereof and subject to the terms and conditions of such warrants, 398,592 shares of Common Stock of the Company at an exercise price of $6.25 per share (such warrants, together with all warrants delivered in substitution or exchange therefor, being referred to herein as the "WARRANTS"). The Warrants shall be substantially in the form set out in Exhibit 1(b), with such changes therefrom, if any, as may be approved by you and the Company.

2.   SALE AND PURCHASE OF NOTES AND ISSUANCE OF WARRANTS.

                  (a) Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any

Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

                  (b) In connection with your purchase of the Notes, the Company will issue to you at the Closing provided for in Section 3, Warrants for the purchase of the aggregate number of shares of Common Stock specified opposite your name in Schedule A.

3.   CLOSING.

                  The sale and purchase of the Notes to be purchased by you and the Other Purchasers and the issuance of the Warrants shall by delivery of the closing documents to the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, at a closing (the "CLOSING") on June 22, 2000 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) and a single Warrant each dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 8100-0424 at East-West Bank, 805 Huntington Drive, San Marino, California 91108, ABA# 322-070-381, for the benefit of Kennedy-Wilson Operating Account. If at the Closing the Company shall fail to tender such Notes and Warrants to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Closing and to accept the Warrant is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.     PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) and the issuance of the Warrants no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.7, 10.8, 10.9 or
10.10 hereof had such Sections applied since such date.

4.3.     COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Warrants and the Agreements.

4.4.     OPINION OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing from White & Case, LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4 and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you).

4.5.     PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.     SALE OF OTHER NOTES; ISSUANCE OF OTHER WARRANTS.

                  Contemporaneously with the Closing the Company shall (a) sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A, and (b) issue to the Other Purchasers the Warrants to be issued to them at the Closing as specified in Schedule A.

4.7.     PAYMENT OF PROCESSING FEE AND SPECIAL COUNSEL FEES.

                  (a) The Company shall have paid to you on or before the Closing a one time, non-refundable processing fee in connection with this Agreement in an amount equal to two percent (2%) of the aggregate principal amount of the Notes to be purchased by you at the Closing (such fee, the "PROCESSING FEE").

                  (b) Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel,

Orrick, Herrington & Sutcliffe LLP to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.     PRIVATE PLACEMENT NUMBER.

                  A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.     CHANGES IN CORPORATE STRUCTURE.

                  Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.    EVIDENCE REGARDING PARI PASSU RANKING; EVIDENCE REGARDING SENIOR
         RANKING.

                  The Company shall provide evidence in form and substance satisfactory to the holders of the Notes that (a) the Indebtedness evidenced by the Notes shall be pari passu with the Indebtedness of the Company arising under
(i) that certain Credit Agreement, dated as of July 9, 1999 between the Company and East-West Bank (as amended and as further amended, restated or otherwise modified from time to time, the "EAST-WEST BANK CREDIT AGREEMENT") and (ii) that certain Revolving Loan Agreement dated as of July 2, 1999 between the Company and Tokai Bank of California (as amended, restated or otherwise modified from time to time, the "TOKAI BANK LOAN AGREEMENT"); and (b) the Indebtedness evidenced by the Notes shall be senior to the Kennedy-Wilson, Inc. Convertible Subordinated Note due 2006 dated April 15, 1999 made by the Company and payable to (i) Cahill, Warnock Strategic Partners Fund, L.P. in the original principal amount of $7,106,000 and (ii) Strategic Associates, L.P. in the original principal amount of $394,000 (collectively, the "CAHILL CONVERTIBLE SUBORDINATED NOTE").

4.11.    AGREEMENT REGARDING COVENANT TO NOT COMPETE.

                  William J. McMorrow shall have entered into an agreement regarding covenant not to compete (the "Non-Compete Agreement"), in form and substance satisfactory to the holders of the Notes, whereby William J. McMorrow shall agree that at all times during his employment with the Company, he will not compete with, solicit business from, or solicit personnel from, the Company.

4.12.    PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.     ORGANIZATION; POWER AND AUTHORITY.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to offer, issue, sell and deliver (as applicable) the Notes and the Warrants, to execute and deliver this Agreement, the Other Agreements, the Notes and the Warrants and to perform the provisions hereof and thereof.

5.2.     AUTHORIZATION, ETC.

                  This Agreement, the Other Agreements, the Notes and the Warrants have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note and Warrant will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     DISCLOSURE.

                  The Company, through its agent, Chase Securities Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated February 2000 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby. The Company makes no representations as to the projections of the Company set forth in the Memorandum, other than that such projections are based on information that the Company believes to be accurate and were calculated in a manner the Company believes to be reasonable.

5.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of Capital Stock of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Material Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Material Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.15 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

5.5.     FINANCIAL STATEMENTS.

                  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Consolidated Subsidiaries. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company of this Agreement, the Other Agreements, the Notes and the Warrants does not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, the failure to comply with any of clauses (i), (ii) and (iii) could reasonably be expected to have a Material Adverse Effect.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or the Warrants.

5.8.     LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any Property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.     TAXES.

                  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company has not received any written notices from any tax authority relating to any issue that could lead to an assessment with respect to taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been reported to the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1998.

5.10.    TITLE TO PROPERTY; LEASES.

                  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.    LICENSES, PERMITS, ETC.

                  Except as disclosed in Schedule 5.11,

                  (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others which could reasonably be expected to have a Material Adverse Effect;

                  (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person where such infringement could reasonably be expected to have a Material Adverse Effect; and

                  (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.    COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or any transaction in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and with respect to any transferee, the accuracy of any representation made by such transferee pursuant to Section 6.2(b) as to the source of the funds to be used to pay the purchase price of the Notes.

                  (f) The Company and each ERISA Affiliate have performed all of their respective Material obligations under all Plans.

                  (g) No statement, either written or oral, has been made by the Company or by any ERISA Affiliate to any Person with regard to any Plan that was not in accordance with the Plan that could have a Material adverse economic consequence to the Company or to an ERISA Affiliate.

                  (h) Except for an individual employee's medical condition of which the Company or an ERISA Affiliate have no knowledge, no event has occurred or circumstance exists that could result in a Material increase in costs of any Plan.

                  (i) Other than claims for benefits submitted by participants or beneficiaries, no claim or legal proceeding that could have a Material adverse economic consequence to the Company or to an ERISA Affiliate, is pending or, to the best knowledge of the Company of an ERISA Affiliate, is threatened.

                  (j) Each qualified retirement Plan of the Company is qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income tax under IRC Section 501(a), and every voluntary employees beneficiary association under Code Section 501(c)(9) is exempt from federal income tax. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

5.13.    PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes, the Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 70 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Warrants to the registration requirements of Section 5 of the Securities Act.

5.14.    USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will apply the proceeds of the sale of the Notes to pay transaction fees and other closing expenses not to exceed $1,000,000 , and thereafter to refinance certain of the Company's existing Indebtedness as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.    EXISTING INDEBTEDNESS; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.7.

5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    STATUS UNDER CERTAIN STATUTES.

                  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended or the Federal Power Act, as amended.

5.18.    ENVIRONMENTAL MATTERS.

                  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.    CAPITAL STOCK.

                  (a) The authorized Capital Stock of the Company consists of:
(i) 50,000,000 shares of Common Stock, par value $.01 per share (the "COMMON STOCK") which is Voting Stock and which is vested with all the voting rights to elect directors of the Company, of which 9,100,162 shares are issued and outstanding; and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "PREFERRED STOCK" and collectively with the Common Stock, the "STOCK"), zero shares of which are issued and outstanding. All such outstanding shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. No shares of Stock are held in the treasury of the Company. The Company has duly authorized and reserved for issuance the Common Stock of the Company issuable upon exercise of the Warrants.

                  (b) The Company has reserved 1,781,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its Stock Option Plans duly adopted by the Board of Directors and will reserve an additional 54,160 shares of Common Stock on or before December 31, 2000 (the "Stock Plans"). Of such reserved or to be reserved shares of Common Stock, 264,500 shares have been issued pursuant to exercised options, 1,570,660 shares have been reserved for issuance pursuant to options which have been granted and zero shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to options which have not yet been granted under the Stock Plans.

                  (c) Except for outstanding options issued pursuant to the Stock Plans, and as listed in Schedule 5.19, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its Capital Stock. No shares of the Company's Capital Stock are held in trust. To the Company's knowledge, there are no shareholder agreements with respect to the voting of any shares of the Company's Capital Stock, except as described in Schedule 5.19.

                  (d) Except as described in Schedule 5.19, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

5.20.    SOLVENCY.

                  The Company and each of its Material Subsidiaries is and, immediately after giving effect to the issuance and sale of the Notes, the issuance of the Warrants and the consummation of the other transactions contemplated by this Agreement, will be, Solvent.

                  For purposes of this Section 5.20, the term "Solvent" shall mean, with respect to any Person, that:

                  (a) the assets of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

                  (b) based on current projections, which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's reasonable judgment based on present circumstances of the most likely set of conditions and such Person's most likely course of action for the period projected, such Person reasonably believes it has sufficient cash flow to enable it to pay its debts as they mature;

                  (c) such Person does not have an unreasonably small capital with which to engage in its anticipated business; and

                  (d) the obligations of such Person, if any, are not in default as to principal and interest.

6.   REPRESENTATIONS OF THE PURCHASER.

6.1.     PURCHASE FOR INVESTMENT.

                  You represent that you are purchasing the Notes and acquiring the Warrants for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their Property shall at all times be within your or their control. You understand that neither the Notes nor the Warrants nor the shares issuable upon exercise of the Warrants have been registered under the Securities Act or securities laws of any other applicable jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration and qualification is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes or the Warrants nor the shares issuable upon exercise of the Warrants. You represent that you are an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

6.2.     SOURCE OF FUNDS.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) you are an insurance company and the Source is an "insurance company general account" as defined in Department of Labor Prohibited Transaction Class Exemption ("PTCE"), issued July 12, 1995, and in respect thereof you represent that there is no "employee benefit plan" (as defined in Section 3(3) of ERISA and Section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or
(ii) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Section I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental or church plan that is neither covered by ERISA nor Section 4975 of the Code and neither the purchase of, nor the subsequent holding of, the Notes will result in, arise from, constitute or involve a transaction that is prohibited under applicable state or local law; or

                  (e) the Source is the assets of one or more Benefit Plans which are managed by an "in-house asset manager", as that term is defined in PTCE 96-23 (issued April 10, 1996), and your purchase and holding of the Notes is exempt under PTCE 96-23.

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

6.3.     SUBSEQUENT HOLDERS .

                  You, and each subsequent holder of any Note, covenant that you will not dispose of the Notes to be purchased or any interest therein (including, without limitation, any transfer by a change in the capacity in which you hold your investment in such Notes) to any Person unless such Person shall make all of the representations and warranties contained in Sections 6.1 and 6.2.

7.   INFORMATION AS TO COMPANY.

7.1.     FINANCIAL AND BUSINESS INFORMATION.

                  The Company shall deliver to each holder of Notes that is an Institutional Investor the following:

                  (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
its Consolidated Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income (including a
detailed breakdown by each business segment of the Company), changes in shareholders' equity and cash flows of the Company and its Consolidated Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
its Consolidated Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income (including a
detailed breakdown by each business segment of the Company), changes in shareholders' equity and cash flows of the Company and its Consolidated Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                                    A) by an opinion thereon of independent
                  certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                    (B) a certificate of such accountants
                  stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default as a result of the Company's failure to comply with the financial covenants set forth in Sections 10.3 or 10.4, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) Annual Budget -- as soon as practicable, and in no event later than 30 days after the commencement of each fiscal year of the Company, a copy of the Company's business plan and budget for the upcoming fiscal year as approved by the Company's Board of Directors, in such form and substance reasonably acceptable to the Required Holders;

                  (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (e) Notice of Default or Event of Default

                           (i) Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

                           (ii) Promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (f) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                            (i) with respect to any Plan, any reportable event,
as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                            (ii) the taking by the PBGC of steps to institute,
or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                            (iii) any event, transaction or condition that could
result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes and the Warrants as from time to time may be reasonably requested by any such holder of Notes and Warrants.

7.2.     OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.6 and
Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.     INSPECTION.

                  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

7.4.     OBSERVER RIGHTS.

                  So long as the Notes are outstanding, then a representative designated to the Company in writing of each holder of Notes that is an Institutional Investor holding Notes (alone or together with other Institutional Investors) in an aggregate principal amount equal to or greater than $5,000,000:
(a) shall have the right, at the expense of such holder or group of holders, to attend all Company Board of Director meetings as observers (including special meetings and meeting (both regular and special) held via teleconference or by any other means), (b) shall be entitled to all notices of the same; and (c) shall be entitled to receive all other information made generally available to the members of the Board of Directors. Upon the request of the Company, each holder or group of holders of Notes that has a representative observing such meetings shall execute a confidentiality agreement, in form and substance reasonably satisfactory to the Company, whereby such holder or group of holders shall agree to keep the content of each such meeting confidential in accordance with Section 20.

8.   PREPAYMENT OF THE NOTES.

8.1.     REQUIRED PREPAYMENTS -- CHANGE OF CONTROL OR MATERIAL CHANGE.

                  (a) Notice of Change of Control or Material Change. The Company will, within 5 Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Material Change, give written notice thereof to each holder of Notes unless notice in respect of such Change of Control or Material Change shall have been given pursuant to Section 8.1(b). If a Change of Control or Material Change has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.1(c) and shall be accompanied by the certificate described in Section 8.1(g).

                  (b) Condition to Company Action. The Company will not take any action that consummates or finalizes any Change of Control or Material Change unless (i) at least 25 days prior to such action it shall have given each holder of Notes written notice containing a constituting an offer to prepay Notes as described in Section 8.1(c), accompanied by a certificate described in Section 8.1(g) and (ii) contemporaneously with such action, it prepays all Notes (together with the Prepayment Premium, if any) required to prepaid in accordance with this Section 8.1.

                  (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.1(a) and Section 8.1(b) shall be an offer to prepay, in accordance with and subject to this Section 8.1, all, but not less than all, of the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by Section 8.1(a), such date shall not be less than 25 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the thirtieth day after the date of such offer).

                  (d) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.1 by causing a notice of such acceptance to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to timely respond to an offer to prepay pursuant to this Section 8.1 shall be deemed to constitute a refusal of such offer by such holder.

                  (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.1 shall be at 100% of the principal amount of such Notes, together with (i) interest on such Notes accrued and unpaid on such date and
(ii) the Prepayment Premium (if any).

                  (f) Deferral Pending Change of Control or Material Change. The obligation of the Company to prepay Notes pursuant to the offers required by
Section 8.1(b) and accepted in accordance with Section 8.1(d) is subject to the occurrence of such Change of Control or Material Change in respect of which such offers and acceptances shall have been made. In the event such Change of Control or Material Change does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control or Material Change occurs. The Company shall keep each holder of the Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control or Material Change and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control or Material Change have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.1 shall be deemed rescinded).

                  (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.1 shall be accompanied by a certificate, executed by a Responsible Officer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.1; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) the amount of the Prepayment Premium (if any); and
(vi) in reasonable detail, the nature and date or proposed date of the Change of Control or Material Change.

8.2.     OPTIONAL PREPAYMENTS.

                  The Company may, at its option, upon notice as provided below, prepay in full all, but not less than all, of the Notes; provided, however, that no prepayment shall occur hereunder prior to the second anniversary of the Closing; and provided, further, that if any such prepayment occurs after the second anniversary of the Closing but prior to the fifth anniversary of the Closing, such prepayment shall be accompanied by payment of the Prepayment Premium with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid, and the interest and Prepayment Premium (if any) to be paid on the prepayment date with respect to such principal amount being prepaid.

8.3.     MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall (subject to Section 8.1(f)) mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Prepayment Premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Prepayment Premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.4.     PURCHASE OF NOTES.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

9.   AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

9.1.     COMPLIANCE WITH LAW.

                  The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     INSURANCE.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     MAINTENANCE OF PROPERTIES.

                  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     PAYMENT OF TAXES AND CLAIMS.

                  The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.     CORPORATE EXISTENCE, ETC.

                  The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the

Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.     KEY MAN INSURANCE.

                  The Company will at all times maintain, with financially sound and reputable insurers, a policy of life insurance upon the life of William J. McMorrow in an amount of not less than $5,000,000, and naming the Company as assignee thereof.

10.  NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

10.1.    TRANSACTIONS WITH AFFILIATES.

                  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Wholly-Owned Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.2.    [RESERVED].

10.3.    MINIMUM INTEREST COVERAGE RATIO.

                  The Company will not permit its Interest Coverage Ratio at any time during any 12 month period specified below to be less than the ratio set forth opposite such period:


                           Period                                                      Ratio
                           ------                                                      -----
        Twelve month period ending on each of (i) June 30, 2000, (ii) September
        30, 2000, (iii) December 31, 2000, (iv) March 31, 2001, (v) June 30,
        2001, (vi) September 20, 2001 and December 31, 2001                          2.5 to 1.0

        Twelve month period ending on March 31, 2002 and on each June 30,
        September 30, December 31 and
        March 31 thereafter                                                          3.0 to 1.0

10.4.    MAXIMUM LEVERAGE RATIO.

                  The Company will not permit its Leverage Ratio to be greater than 2.0 to 1.0 at the end of any fiscal quarter.

10.5.    MAXIMUM INVESTMENT IN KWGT.

                  The Company will not permit the book value of its technology-related investments (including without limitation, all investments made in KWGT), determined in accordance with GAAP to exceed at any time more than twenty percent (20%) of the Company's Consolidated Net Worth at such time. For purposes of calculating the net book value of technology-related investments, any Non-Recourse Indebtedness incurred in connection with such investments shall be excluded.

10.6.    MAXIMUM DIRECT REAL ESTATE INVESTMENTS.

                  The Company will not permit the book value of its Direct Real Estate Investments determined in accordance with GAAP to exceed at any time more than thirty percent (30%) of the Company's Consolidated Net Worth at such time.

10.7.    LIENS.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any Property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property;

                  (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                  (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such Property;

                  (f) Liens on Property or assets of the Company or any of its Subsidiaries securing Debt owing to the Company or to any of its Wholly-Owned Subsidiaries;

                  (g) Liens existing on the date of this Agreement and set forth on Schedule 10.7;

                  (h) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of Property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that:

                           (i) any such Lien shall extend solely to the item or
items of such Property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other Property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed Property (or improvement thereon) or which is real Property being improved by such acquired or constructed Property (or improvement thereon);

                           (ii) the principal amount of the Indebtedness secured
by any such Lien shall not exceed an amount equal to the Fair Market Value (as determined in good faith by the board of directors of the Company) of such Property (or improvement thereon) at the time of such acquisition or construction; and

                           (iii) any such Lien shall be created
contemporaneously with, or within 90 days after the acquisition or construction of such Property (or improvement thereon);

                  (i) any Lien existing on Property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such Property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that
(i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of Property, and (ii) each such Lien shall extend solely to the item or items of Property so acquired and, if required by the terms of the instrument originally creating such Lien, other Property which is an improvement to or is acquired for specific use in connection with such acquired Property;

                  (j) any Lien renewing, extending or refunding any Lien permitted by clause (g) of this Section 10.7, provided that immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

                  (k) any Lien on Indebtedness permitted pursuant to Section 10.8(c).

10.8.    INDEBTEDNESS.

                  Neither the Company nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Indebtedness except for the following (each of which shall be calculated without duplication):

                  (a) Indebtedness under the Notes;

                  (b) Non-Recourse Indebtedness;

                  (c) Recourse Indebtedness of the Company and its Subsidiaries which is secured by Property of the Company or its Subsidiaries; provided, however, that (i) as of the Closing through December 31, 2000, the aggregate outstanding principal amount of such Recourse Indebtedness shall not exceed the aggregate principal amount of such Recourse Indebtedness outstanding as of the Closing; and (ii) after December 31, 2000, the aggregate outstanding principal amount of such Recourse Indebtedness shall not exceed $15,000,000;

                  (d) Recourse Indebtedness of the Company and its Subsidiaries which is not secured by Property of the Company or its Subsidiaries; provided, however, that the aggregate principal amount of all such Recourse Indebtedness shall not exceed $33,000,000 at any time;

                  (e) Indebtedness of a Subsidiary owed to the Company or any other Subsidiary;

                  (f) Indebtedness arising in connection with Swaps entered into by the Company or its Subsidiaries for the sole purpose of fixing or hedging (i) interest rate risk with respect to any floating or fixed rate Indebtedness permitted by the terms of this Agreement to be outstanding or (ii) the value of foreign currencies purchased or received by the Company or its Subsidiaries in the ordinary course of business, provided that all such arrangements are entered into in connection with bona fide fixing or hedging operations and not for speculation;

                  (g) Indebtedness of the Company and its Subsidiaries for trade accounts payable, provided that (i) such accounts arise in the ordinary course of business and (ii) no material part of such account is more than 90 days past due (unless subject to a bona fide dispute for which adequate reserves have been established);

                  (h) Indebtedness of the Company and its Subsidiaries arising under workers' compensation, unemployment insurance and social security laws arising in the ordinary course of business;

                  (i) Indebtedness of the Company arising under the Warrants;
and

                  (j) Subordinated Indebtedness of the Company and its Subsidiaries to any other Person.

With respect to the Recourse Indebtedness set forth in Section 10.8(d) above, the Company will take, or cause to be taken, all actions necessary to ensure that the obligations of the Company under the Notes are and continue to rank at least pari passu in right of payment with such Recourse Indebtedness (including without limitation (a) Indebtedness arising under the East West Bank Credit Agreement and (b) Indebtedness arising under the Tokai Bank Loan Agreement).

10.9      DIVIDENDS.

                  Except as required pursuant to the Warrants, the Company shall not (a) declare or pay any dividends, (b) purchase, redeem, retire, or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, (c) return any capital to its stockholders as such, (d) make any distribution of assets to its stockholders as such, or (e) permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of the Company except for dividends paid solely in the Company's common stock; provided, however, that the Company may purchase its Capital Stock so long as the aggregate payments pursuant to such repurchases while the Notes are outstanding do not exceed ten percent (10%) of the Company's Consolidated Net Worth as determined as of the fiscal quarter immediately preceding the date of any such repurchase.

10.10.   ASSET DISPOSITION.

                  Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries, to make any Asset Disposition unless in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to the Property exchanged and is in the best interest of the Company and such Subsidiary.

10.11.   AFFILIATE COMPENSATION.

                  The Company will not, and will not permit any of its Subsidiaries, to pay to any natural Person that is an Affiliate of the Company in the form of compensation to such Affiliate in his or her capacity as an officer of the Company if, as a result of such payment, the Company would breach one or more of the covenants, obligations or agreements of the Company set forth herein or in the Warrants.

                  In addition, the Company will maintain a compensation committee composed of outside directors who are not employees of the Company or any of its Subsidiaries. The compensation committee will review the annual salary, bonus, stock options and other benefits of the Company's senior executives to ensure that they are commensurate with the real estate service industry and competitive factors.

11.  EVENTS OF DEFAULT.

                  An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Prepayment Premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note or in the payment with respect to any Warrant (so long as the Warrant is held by a holder of a Note) for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(e)(ii), 8.1 or 10; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein or in the Warrant (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and so long as the Warrant is held by a holder of a Note such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, the Note, the Warrant or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Recourse Indebtedness that is outstanding in an aggregate principal amount of at least $500,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Recourse Indebtedness in an aggregate outstanding principal amount of at least $500,000 or of any mortgage, indenture or other agreement relating thereto, and as a consequence of such default such Recourse Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition based upon such Person's conduct (other than the passage of time or the right of the holder of Recourse Indebtedness to convert such Recourse Indebtedness into equity interests) the Company or any Material Subsidiary has become obligated to purchase or repay Recourse Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $500,000; or

                  (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final nonappealable judgment(s) or order(s) for the payment of money aggregating in excess of $200,000 (exclusive of amounts which are covered by insurance issued by an insurer satisfying the requirements set forth in Section 9.2) shall be rendered against one or more of the Company and its Material Subsidiaries and the same shall remain undischarged and unpaid (or, with respect to any judgment which is subject to discharge by payment pursuant to a settlement agreement, any such installment shall remain unpaid) for a period of 60 days during which execution shall not be effectively stayed; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $200,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (k) William J. McMorrow defaults in the performance of or compliance with any term contained in the Non-Compete Agreement, or shall revoke, or attempt to revoke, the Non-Compete Agreement.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

12.1.    ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or of the Notes may at any time at its option, by notice or notices to the Company and the other holders (if any), declare such holder's Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Prepayment Premium determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Prepayment Premium by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 68% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and the Prepayment Premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and the Prepayment Premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.    TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Sections 6.1 and 6.2.

13.3.    REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

14.1.    PLACE OF PAYMENT.

                  Subject to Section 14.2, payments of principal, Prepayment Premium, if any, and interest becoming due and payable on the Notes shall be made in San Francisco, California at the principal office of GATX Capital Corp. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.    HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, the Prepayment Premium, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.  EXPENSES, ETC.

15.1.    TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes requested by, or for the benefit of, the Company (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.    SURVIVAL.

                  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

17.1.    REQUIREMENTS.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Prepayment Premium on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.    SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.    BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.    NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                           (i) if to you or your nominee, to you or it at the
address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                           (ii) if to any other holder of any Note, to such
holder at such address as such other holder shall have specified to the Company in writing, or

                           (iii) if to the Company, to the Company at its
address set forth at the beginning hereof to the attention of the Company's Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

22.1.    SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Prepayment Premium or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.    SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.    CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.    COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.    GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

22.7     CONSENT TO JURISDICTION AND VENUE.

                  The Company hereby irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement, any Note or any Warrant may be brought in a court of record in the State of California or in the courts of the United States of America located in such State, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (iii) waives any objection which it may have to the laying of venue of any such claim that any such suit, action or proceeding has been brought in an inconvenient forum and covenants that it will not seek to challenge the jurisdiction of any such court or seek to oust the jurisdiction of any such court, whether on the basis of inconvenient forum or otherwise. The Company irrevocably consents to the service of any and all process in any such suit, action or proceeding by mail copies of such process to the Company at the address of the Company for notices provided in Section 19. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 22.7 shall be by registered or certified mail, return receipt requested. Nothing in this Section
22.7 shall affect your right to serve legal process in any other manner permitted by law or affect your right to bring any suit, action or proceeding against any Obligor or any of its properties in the courts of any other jurisdiction.

22.8.    WAIVER OF JURY TRIAL.

                  The Company and you hereby, and each holder of a Note (by its acceptance thereof), irrevocably waive trial by jury in any legal action or proceeding relating to this Agreement, the Notes or the Warrants and for any counterclaim related thereto.

22.9.    ePROPERTY, INC. AND KENNEDY-WILSON JAPAN, K.K.

                  Notwithstanding anything else in this Agreement, the Notes, the Warrant or any exhibits or schedules hereto or thereto to the contrary, no representation, warranty, covenant or agreement contained herein shall prevent, restrict or otherwise affect the Company's ability to sell or otherwise dispose of, or enter into negotiations or consultations with any advisor to sell or otherwise dispose of, any interest it may have from time to time in eProperty Inc., a California corporation or Kennedy-Wilson Japan, K.K., a Japanese corporation or any of the Property of such Person.

                                    * * * * *

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                   KENNEDY-WILSON, INC.


                                   By: /s/  Freeman Lyle
                                      ------------------------------------------
                                          Name:  Freeman Lyle
                                          Title:  Chief Financial Officer

The foregoing is hereby agreed to as of the date thereof.

GATX CAPITAL CORP.


By: /s/ DAVID WOODWARD
   ----------------------------------
       Name:  DAVID WOODWARD
       Title:  Vice President

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                                                          Principal Amount of
Name and Address of Purchaser                                                            Notes to be Purchased
-----------------------------                                                            ---------------------
GATX Capital Corp.
4 Embarcadero Center, Suite 2200                                                            $10,000,000
San Francisco, CA  94111

(1)               All payments by wire transfer of
                  immediately available funds to:

                  Bank of America, N.T., Dallas, TX 75202
                  ABA # 111000012
                  Account No. 3750878673
                  For Further Credit to the GATX Capital Corp.

(2)               All notices of payments and
                  written confirmations of such wire transfers:

                  GATX Capital Corp.
                  ATTN:  Wendy Warsaw & Dave Woodward
                  4 Embarcadero Center, Suite 2200
                  San Francisco, CA 94111
                  Telephone:  (415) 438-2815 or (415) 955-3488
                  Fax:  (415) 955-3288

(3)               All other communications:

                  GATX Capital Corp.
                  ATTN:  Dave Woodward & Wendy Warsaw
                  4 Embarcadero Center, Suite 2200
                  Telephone: (415) 438-2815 or (415) 955-3488
                  Fax: (415) 955-3288


(4)      Tax Identification Number: 94-1661392

                                                                    EXHIBIT 1(b)

                                                                      SCHEDULE B

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, more than 10% of any class of voting or equity interests of the Company or any Material Subsidiary, and (c) each of such Person's officers and directors . As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "ASSET DISPOSITION" means any Transfer except (a) any Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary and (b) any transfer made in the ordinary course of business and involving only Property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York or California are required or authorized to be closed.

                  "CAPITAL STOCK" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing, other than convertible debt securities which have not been converted into common stock, preferred stock, participations, shares, partnership interests or other equity interests in any such Person.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (a) the Board of Directors approves a proposal, or the Company enters into an agreement, to (i) sell substantially all of its assets as an entirety to any Person or group of affiliated Persons or (ii) merge, consolidate, reorganize, issue securities or enter into any other transaction the result of which is that any Person or group of affiliated Persons acquires
(x) 50% or more of the voting power of the Company, or the surviving corporation or Voting Stock, or (y) the right to have elected or nominated a majority of the Company's or the surviving corporation's Board of Directors, (b) the failure of William J. McMorrow to hold in the aggregate at least 10% of the shares of the Company's Voting Stock outstanding; or (c) William

J. McMorrow shall cease to be the Chairman and Chief Executive Officer of the Company for any reason other than his death or disability.

                  "CLOSING" is defined in Section 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMPANY" means Kennedy-Wilson, Inc., a Delaware corporation.

                  "CONFIDENTIAL INFORMATION" is defined in Section 20.

                  "CONSOLIDATED EBITDA" means, with respect to the Company and its Subsidiaries during any period, the sum, determined on a consolidated basis in accordance with GAAP of (a) Consolidated Net Income of the Company and its Subsidiaries for such period plus (b) all amounts deducted in the computation of Consolidated Net Income for such period on account of (i) Consolidated Interest Expenses, (ii) taxes imposed or measured by income and (iii) depreciation and amortization.

                  "CONSOLIDATED INDEBTEDNESS" means, as of any date of determination, the total of all Indebtedness of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSES" means, with respect to the Company and its Subsidiaries, all amounts that are classified as interest expense in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED NET WORTH" means, with respect to the Company and its Subsidiaries, at any time (a) the total assets of the Company and its Subsidiaries which would be shown as assets on the consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP minus (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP (provided, however, that Subordinated Indebtedness in an amount not to exceed $15,000,000 shall be excluded from the determination of total liabilities).

                  "CONSOLIDATED SUBSIDIARIES" means, with respect to the Company, all Subsidiaries of the Company which are consolidated with the Company for financial reporting purposes in accordance with GAAP.

                  "CONSOLIDATED TANGIBLE NET WORTH" means, with respect to the Company and its Subsidiaries, the Consolidated Net Worth of the Company and its Subsidiaries minus: (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles,
(b) all prepaid expenses, deferred charges or unamortized debt discount and expense, (c) all reserves carried and not deducted from assets, (d) all notes or accounts receivable from any Affiliate of the Company or any officer of the Company or any of the Company's Affiliates, (e) securities which are not readily marketable, (f) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of Capital Stock or Indebtedness, (g) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the date of this Agreement and (h) any items not included in clauses (a) through (g) above which are treated as intangibles in accordance with GAAP.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

                  "DIRECT REAL ESTATE INVESTMENTS" means any investment by the Company in either real estate or notes or other forms of Indebtedness, in either case secured in whole or in part by real estate assets which have been held by the Company for more than one hundred twenty (120) days and in which the Company owns, directly or indirectly, ten percent (10%) or more of such investment or in which closing or management fees scheduled to be earned by the Company within the first twenty-four (24) months of the closing of such investment are less than the amount so invested in such investment by the Company. For purposes hereof, the "amount so invested" will be equal to the net equity investment made by the Company in such investment minus any Non-Recourse Indebtedness. As of the Closing, existing investments classified on the Company's most recent balance sheet as "Real Estate Held For Sale" shall constitute "Direct Real Estate Investments", and existing investments classified on the Company's most recent balance sheet as "Notes Receivable", "Mezzanine Loans" and "Investments" shall not constitute "Direct Real Estate Investments"; provided however, that if any of the foregoing existing investments classified on the Company's most recent balance sheet as "Notes Receivable", "Mezzanine Loans" and "Investments" remain on the Company's December 31, 2001 balance sheet, such investments shall thereafter constitute "Direct Real Estate Investments" if such investments otherwise satisfy the criteria set forth in clauses (a) or (b) above, in which case such investments shall be included in an amount (but only in an amount) equal to the amount of the investment less closing or management fees earned on such investment during the first twenty-four (24) month period; provided further, that any investment of the Company which does not initially constitute "Direct Real Estate Investments" but thereafter satisfies the criteria set forth above shall thereafter constitute "Direct Real Estate Investments", in which case such investments shall be included in an amount (but only in an amount) equal to the amount of the investment less closing or management fees earned on such investment during the first twenty-four (24) month period.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY"  means

                  (a) the government of

                  (i) the United States of America or any State or other political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 25% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "INTEREST COVERAGE RATIO" means, with respect to the Company for any period, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

                  "KWGT" means Kennedy-Wilson Global Technology Corporation, a corporation to be formed in the State of Delaware.

                  "LEVERAGE RATIO" means, with respect to the Company for any period, the ratio of (a) Consolidated Indebtedness of the Company constituting Recourse Indebtedness to (b) Consolidated Tangible Net Worth.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any Property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

                  "MATERIAL CHANGE" means the occurrence of any Prohibited Transfer or Prohibited Merger.

                  "MATERIAL SUBSIDIARY" means (a) as of the Closing, each of K-W Properties, a California corporation, Kennedy-Wilson International, a California corporation, Kennedy-Wilson Properties Ltd., a Delaware corporation and Kennedy-Wilson Properties, Ltd., an Illinois corporation; and (b) at all times after the Closing, each of the Subsidiaries set forth in clause (a) above together with (i) for purposes of Section 8, Subsidiaries now owned or hereafter formed or acquired (other than "special purpose" Subsidiaries that hold one investment or less) the shareholders' equity of which represent 25% or more of the Company's Consolidated Net Worth and (ii) for all other purposes, Subsidiaries now owned or hereafter formed or acquired (other than "special purpose" Subsidiaries that hold one investment or less) the shareholders' equity of which represent 10% or more of the Company's Consolidated Net Worth).

                  "MEMORANDUM" is defined in Section 5.3.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NON-RECOURSE INDEBTEDNESS" means Indebtedness as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, in each case, other than recourse provisions which are effective only upon the fraud, gross misrepresentation, or other improper acts or conducts by the obligor.

                  "NOTES" is defined in Section 1.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "OTHER AGREEMENTS" is defined in Section 2.

                  "OTHER PURCHASERS" is defined in Section 2.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PREFERRED STOCK" means any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "PREPAYMENT PREMIUM" means (a) with respect to any mandatory or optional prepayment of the Notes occurring prior to the third anniversary of the Closing, an amount equal to four percent (4.0%) of the outstanding principal balance of the Notes; (b) with respect to any mandatory or optional prepayment of the Notes occurring on or after the third anniversary of the Closing but prior to the fourth anniversary of the Closing, an amount equal to three percent (3.0%) on the outstanding principal balance of the Notes; and (c) with respect to any mandatory or optional prepayment of the Notes occurring on or after the fourth anniversary of the Closing but prior to the fifth anniversary of the Closing, an amount equal to two percent (2.0%) on the outstanding principal balance of the Notes.

                  "PROHIBITED MERGER" means (a) with respect to the Company, the Company shall consolidate with, or merge into, or permit any other Person to consolidate with, or merge into, any other Person and the Company shall not be the surviving corporation; and (b) with respect to any Material Subsidiary, such Material Subsidiary shall consolidate with or merge into any other Person and such Person is no longer controlled by, or under common control with, the Company or any other Material Subsidiary.

                  "PROHIBITED TRANSFER" means, with respect to the Company or any Material Subsidiary, any sale, lease, transfer or other disposition of all or substantially all of such Person's Property in a single transaction or a series of related transactions, whether now owned or hereafter acquired, outside the ordinary course of such Person's business; provided, however, that such sales, leases, transfers or other dispositions by the Company or any Material Subsidiary to the Company, any other Material Subsidiary or any Person controlled by, or under common control with the Company, shall not constitute a Prohibited Transfer. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "PROPERTY" or "PROPERTIES" or "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, any interest in any kind of property or asset, whether real, personal, tangible or intangible.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 (issued March 13, 1984).

                  "RECOURSE INDEBTEDNESS" means all Indebtedness other than Non-Recourse Indebtedness.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 67% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "RESPONSIBLE OFFICER" means the Company's Chief Executive Officer, President or any Senior Financial Officer.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "SUBORDINATED INDEBTEDNESS" means the Cahill Convertible Subordinated Note and any other future subordinated Indebtedness which contains subordination provisions no less favorable to the holders of the Notes than those currently contained in the Cahill Convertible Subordinated Note.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its Property.

                  "VOTING STOCK" means Capital Stock in any class or classes of a corporation or other entity having power under ordinary circumstances to vote for the election of members of the board of directors or such corporation, or Persons performing similar functions (irrespective of whether or not at the time Capital Stock of any of the class or classes shall have or might have special voting power or rights by the reason of the happening of any contingency).

                  "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                                                    EXHIBIT 1(a)


                                 [FORM OF NOTE]

                              KENNEDY-WILSON, INC.

                        12% SENIOR NOTE DUE JUNE 22, 2006

No. [__________]                                             As of June 22, 2000


$[________________]                            PPN[____________________________]


                  FOR VALUE RECEIVED, the undersigned, KENNEDY-WILSON, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [__________], or registered assigns, the principal sum of [_________] DOLLARS on [_________,___], with interest (computed on the basis of a 360-day year and actual days elapsed)
(a) on the unpaid balance thereof at the rate of 12% per annum from the date hereof, payable quarterly, on the last day of March, June, September and December in each year, commencing with the June 30, 2000, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Prepayment Premium (as defined in the Note Purchase Agreements referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 14%.

                  Payments of principal of, interest on and any Prepayment Premium with respect to this Note are to be made in lawful money of the United States of America at [__________] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

                  This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of June 22, 2000 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

                  This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                                     1(a)-1

                  This Note is subject to optional prepayment, in whole, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

                  If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium) and with the effect provided in the Note Purchase Agreements.

                  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                     KENNEDY-WILSON, INC.


                                     By:
                                        --------------------------------
                                            Name:  Freeman Lyle
                                            Title:  Chief Financial Officer



                                     1(a)-2

                                                                    EXHIBIT 1(b)




                                [FORM OF WARRANT]

                                 See attachment.


                                     1(b)-1

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

                               KENNEDY-WILSON INC.

                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK

        THIS CERTIFIES THAT, for value received, GATX Capital Corporation, a purchaser (the "Purchaser") pursuant to the Note Purchase Agreement (the "Agreement") between the purchasers listed in Schedule A thereto and Kennedy-Wilson Inc., a Delaware corporation (the "Company"), dated as of the date hereof, and its permitted assignees (collectively, the "Holders") are entitled to subscribe for and purchase 398,592 shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Shares"; the Shares, together with the Company's Common Stock issuable pursuant to those certain warrants issued as of the date hereof pursuant to the Agreement to Combined Insurance Company of America, Virginia Surety Company, Inc. and Resource Life and their permitted assignees are collectively referred to herein as the "Total Shares") of the Company at the price of $6.25 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Date of Grant" shall mean June 21, 2000 and (b) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise. This Warrant is issued in connection with the Agreement.

        1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through June 21, 2008 at 5:00 p.m. Los Angeles time.

        2. Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holders hereof, in whole or in part and from time to time, at the election of the Holders hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the Holders in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; (c) exercise of the "net issuance" right provided for in Section 10.2 hereof; or (d) exercise of the conversion right provided for in Section 10.4 hereof. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the Holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holders hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holders hereof as soon as possible and in any event within such thirty-day period.

        3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, and payment therefor in accordance herewith, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof (other than taxes resulting from a transfer specified herein). During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

        4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

        (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holders of this Warrant a new Warrant (in form and substance satisfactory to the Holders of this Warrant), so that the Holders of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale of all or substantially all of the assets of the Company in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Common Stock at the time of the transaction. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

        (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

        (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the Holders of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

        (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

        (e) Default Under Agreement. If the Company at any time while this Warrant is outstanding and unexpired shall fail to make a payment as provided in Sections 8 or 14 of the Agreement, then the Purchaser shall have the unfettered option to deliver written notice to the Company at any time thereafter: (i) informing the Company of such failure, and (ii) instructing the Company that it has 30 days from the date of receipt of such notice to tender payment to the Purchaser, of either (at the unfettered option of the Purchaser) the amount that the Company failed to pay, or such other amount as is then due pursuant the Agreement, including any accelerated amounts. In the event the Company fails to make the payment within such 30 day period, the Warrant Price shall automatically, and with no further action required by any party, be reduced to $.01 per share. This Section 4(e) shall act independent of, and have no effect on the rights and remedies provided in the Agreement. The Purchaser's failure to exercise the right provided in this Section 4(e) shall in no way constitute a waiver of this right or a waiver of any of its rights under the Agreement.

        (f) Issuance of Additional Stock below Purchase Price. Except in the event of a reduction as provided in Section 4(e) in which case this Section 4(f) shall not apply, the Warrant Price shall be subject to adjustment from time to time if the Company shall issue, after the Date of Grant any Additional Stock (as defined below) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Additional Stock and less than the fair market value (as determined in accordance with Section 10.2(c), the Warrant Price in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this
Section 4(f), unless otherwise provided in this Section 4(f).

                      (A) Whenever the Warrant Price is adjusted pursuant to this Section (4)(f), the new Warrant Price shall be determined by multiplying the Warrant Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Warrant Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of Common Stock deemed issued pursuant to Section 4(f)(E) below.

                      (B) For purposes of this Section 4(f), "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(f)(E)) by the Company after the Date of Grant) other than:

                             (1) Common Stock issued pursuant to a registration
statement declared effective by the Securities Exchange Commission,

                             (2) Shares of Common Stock issuable or issued to
employees, consultants or directors of the Company or its subsidiaries and affiliates directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company,

                             (3) Capital stock, or options or warrants to
purchase capital stock or securities exercisable for or exchangeable into capital stock, issued to lenders or lessors in connection with commercial credit arrangements, equipment financings or similar transactions; so long as the number of securities so issued does not exceed five percent of the then outstanding capital stock of the Company,

                             (4) Shares of Common Stock or Preferred Stock
issuable upon exercise of warrants outstanding as of the Date of Grant.

                             (5) Capital stock or warrants or options to
purchase capital stock or securities exercisable for or exchangeable into capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company, and

                             (6) Shares of Common Stock issued or issuable with
the consent of the Holders of 51% of the Total Shares on an as converted basis.

                      (C) No adjustment of the Warrant Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

                      (D) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                      (E) Except as described in Section 4(f)(B), in the case of the issuance (whether before, on or after the applicable Date of Grant) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(f):

                             (1) The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(f)(D)) if any, received by the Company upon the issuance of such options or rights plus the exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                             (2) The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(f)(D)).

                             (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                             (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                             (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Sections 4(f)(E)(1) and 4(f)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(f)(E)(3) or 4(f)(E)(4).

                      (G) Notwithstanding any other provisions of this Section
(4)(f), except to the limited extent provided for in Sections 4(f)(E)(3) and 4(f)(E)(4), no adjustment of the Warrant Price pursuant to this Section 4(f) shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

        5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the Holders of this Warrant at such Holder's last known address.

        6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

        7. Compliance with Act; Disposition of Warrant or Shares of Common
Stock.

        (a) Compliance with Act. The Holders of this Warrant, by acceptance hereof, agree that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities and Exchange Act of 1933, as amended (the "Act") or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and qualified under any applicable state securities laws or an exemption from such registration and qualification is available, the Holders hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act or applicable state securities laws and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

        NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT
        (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY

        SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED OR
        (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

Said legend shall be removed by the Company, upon the request of a Holder, at such time as such Holder delivers to the Company, if requested by the Company, an opinion of counsel reasonably acceptable to the Company, that the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

        (1) Each Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant and the Shares issuable upon exercise hereof for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act or applicable state securities laws.

        (2) Each Holder understands that neither this Warrant nor the shares issuable upon exercise hereof have been registered under the Act and qualified under any applicable state securities laws in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

        (3) Each Holder further understands that this Warrant and the Shares issuable upon exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

        (4) Each Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

        (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, each Holder hereof agrees to give written notice to the Company 5 business days prior thereto, describing briefly the manner thereof. Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act; provided no such offer, sale or disposition shall be for less than at least 20% of the Total Shares.

        (c) Applicability of Restrictions. The requirements of Section 7(b) above shall not apply to any transfer or grant of a security interest in, this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, or (iii) to any affiliate of the Holder if the Holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original Holder hereof.

        8. Rights as Shareholders; Information. No Holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the Holders of this Warrant such information, documents and reports as are generally distributed to the Holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

        9. Registration Rights. The Company grants registration rights to the Holders of this Warrant for any Common Stock of the Company obtained upon exercise hereof, identical to the registration rights granted to the investors in that certain Registration Rights Agreement between the Company and Colony Investors III, L.P. (the "Registration Rights Agreement") determined as of the date hereof.

        The registration rights are freely assignable by the Holders of this Warrant in connection with a permitted transfer of this Warrant or the Shares. Each Holder, and any transferee of each Holder, by acceptance of the Warrant, agrees to be bound by the terms and conditions of the Registration Rights Agreement as if named a "Holder" therein.

        10. Additional Rights.

        10.1 Acquisition Transactions. The Company shall provide the Holders of this Warrant with at least twenty (20) days' written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) where the Company is not the Surviving Corporation, or (iii) any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

        10.2 Right to Convert Warrant into Stock: Net Issuance.

        (a) Right to Convert. In addition to and without limiting the rights of the Holders under the terms of this Warrant, the Holders shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holders (without payment by the Holders of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

                         X= B-A
                           -----
                             Y

       Where:       X =  the number of shares of Common Stock that shall be
                         issued to the Holder

                    Y =  the fair market value of one share of Common Stock

                      A = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

                      B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e. the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant. The number of Shares which may be acquired upon exercise of the Warrant shall be reduced by the number of Converted Warrant Shares.

        (b) Method of Exercise. The Conversion Right may be exercised by each Holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the Holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

        (c) Determination of Fair Market Value. For purposes of this Section 10.2, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

               (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

               (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

                      (A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date;

                      (B) If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date; and

                      (C) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the Holder of this Warrant and the Company.

        10.3 Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Common Stock is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to
Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of Common Stock upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly upon written request of any Holder notify the Holders hereof of the number of Shares, if any, the Holders hereof is to receive by reason of such automatic exercise.

        10.4 Debt and Interest Conversion Right.

        (a) In addition to and without limiting the rights of the Purchaser under the terms of this Warrant, the Purchaser shall have the right to convert this Warrant or any portion thereof (the "Debt Conversion Right") into shares of Common Stock as provided in this Section 10.4 at any time or from time to time during the term of this Warrant. Upon exercise of the Debt Conversion Right with respect to a particular number of shares subject to this Warrant (the "Debt Converted Warrant Shares"), the Company shall deliver to the Purchaser (without payment by the Purchaser of any exercise price or any cash or other consideration except as specifically set forth in this Section 10.4) that number of shares of fully paid and nonassessable Common Stock of the Company as equals
(i) up to that amount of debt and/or accrued interest the Company then owes the Purchaser pursuant to the Agreement and which the Purchaser elects, in its sole and absolute discretion, to allocate to this Debt Conversion Right as provided in Section 10.4(b) below, divided by (ii) the Warrant Price. No fractional shares shall be issuable upon exercise of the Debt Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Purchaser an amount in cash equal to the fair market value of the resulting fractional share on the Debt Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Debt Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

        (b) Method of Exercise. The Debt Conversion Right may be exercised by the Purchaser by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the Purchaser thereby intends to exercise the Debt Conversion Right and specifying the amount of debt and/or accrued interest being allocated to such conversion and the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.4(a) hereof as the Debt Converted Warrant Shares) in exercise of the Debt Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Debt Conversion Date"), and, at the election of the Purchaser hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Debt Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Debt Conversion Date and shall be delivered to the Purchaser within thirty (30) days following the Debt Conversion Date.

        10.5 Redemption.

        (a) Redemption Date and Price. At any time after the earlier of the fourth anniversary of the Date of Grant and the date on which the Notes are prepaid under Section 8.1 or 8.2 of the Agreement (the "Note Redemption Date") and continuing until the sixth anniversary of the Date of Grant, but on a date (a "Redemption Date") within thirty (30) days after receipt by the Company of a written request (a "Redemption Election") from the Purchaser that all or a portion of the Shares beneficially owned by the Purchaser be redeemed, the Company shall, to the extent it may lawfully do so, redeem the Shares specified in the Redemption Election at a per share redemption price (the "Redemption Price") equal to the higher of: (1) the Fair Market Share Price of the Common Stock on the thirtieth day before such Redemption Date (the "Calculation Date"), and (2) an amount equal to the quotient of (x) the product of (A) 6.00% per annum on the average daily principal amount of outstanding Purchaser Notes from and including the Date of Grant to but excluding such Redemption Date and (B) the Redemption Ratio for that Redemption Date and (y) the number of Shares being redeemed on such Redemption Date.

        If Purchaser Notes are outstanding on a Redemption Date, the Company shall pay to the Purchaser in arrears on each Payment Date after such Redemption Date an amount equal to the product of (1) 6.00% per annum on the average daily principal balance of outstanding Purchaser Notes from and including that the later of the Redemption Date or the preceding the Payment Date to but excluding such Payment Date and (2) the Redemption Ratio for that Redemption Date; provided that the Company may credit dollar for dollar against such payments (commencing with the payment due on the first Payment Date after such Redemption
Date) the product of (x) the number of Shares redeemed on such Redemption Date and (y) the amount, if any, by which the Fair Market Share Price for such Redemption Date determined pursuant to clause (1) of the preceding paragraph exceeds the amount calculated for such Redemption Date pursuant to clause (2) of such paragraph.

For purposes of this Section 10.5(a), the following terms shall have the following meanings:

        "Fair Market Share Price" shall mean the fair market value of a share of the Common Stock determined pursuant to Section 10.2(ii)(A)-(C) as if references therein to "Determination Date" were to "Calculation Date."

        "Payment Date" means each date on which interest is due and payable on any Purchaser Note.

        "Purchaser Notes" means, on any day, the Notes which were originally issued to the Purchaser which remain outstanding and beneficially owned by the Purchaser on that day.

        "Redemption Ratio" means, in respect of any Redemption Date, a fraction, the numerator of which is the number of Shares being redeemed on such Redemption Date and the denominator of which is the total number of Shares subject to this Warrant at the Date of Grant (as adjusted pursuant to Section 4).

        (b) Procedure. Within fifteen (15) days following its receipt of the Redemption Election, the Company shall mail a written notice, first class postage prepaid, to the Purchaser (at the close of business on the second business day next preceding the day on which notice is given) at the address last shown on the records of the Company for such Purchaser, notifying such Purchaser of the redemption to be effected, specifying the number of shares to be redeemed from such Purchaser, the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and calling upon such Purchaser to surrender to the Company, in the manner and at the place designated, such Purchaser's certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 10.5(c), on or after the Redemption Date, the holder of Shares to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        (c) Effect of Redemption; Insufficient Funds. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the Purchaser shall cease with respect to such Shares, and such Shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company, to the extent available, for redemption of the Shares on any Redemption Date are insufficient (the "Insufficiency") to redeem the total number of Shares to be redeemed on such date, such available funds will be used to redeem the maximum possible number of such Shares. The Company shall issue a three year note to redeem the remaining Shares to the Purchaser in an amount equal to the Insufficiency, with a rate of 18% per annum from the date of the Redemption Notice, and to be substantially in the form set out in Exhibit 1(a) of the Agreement.

        10.6 Right to Maintain.

        (a) "New Securities". For purposes of this Section 10.6, the term "New Securities" shall mean shares of Common Stock, Preferred Stock or any other class of capital stock of the Company, whether or not now authorized, securities of any type that are convertible into shares of such capital stock, and options, warrants or rights to acquire shares of such capital stock. Notwithstanding the foregoing, the term "New Securities" will not include (a) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns not less than 51% of the voting power of such corporation; (b) shares of Common Stock (or related options) issued or issuable at any time to officers, directors, employees or consultants of the Company, pursuant to any stock grant, stock option plan or stock purchase plan or other stock incentive agreement or arrangement approved by the Board of Directors (which figure shall include any options outstanding on the date hereof) up to an aggregate of 25% of the then outstanding Common Stock of the Company; (c) securities issued in connection with equipment lease or working capital debt financings, so long as the number of securities so issued does not exceed one percent of the then outstanding capital stock of the Company; (d) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (e) Common Stock issued pursuant to a registration statement declared effective by the Securities Exchange Commission; and (f) securities issued in connection with joint ventures and strategic alliances which, in the good faith determination of the Board of Directors, are necessary for the prospects of the Company.

        (b) Grant of Rights. Subject to the terms specified in this Section 10.6, the Company hereby grants to each Holder who retains 20% of the Total Shares the right of first refusal to purchase a portion of any issue of New Securities which the Company hereafter may from time to time propose to issue and sell as shall maintain such Holder's pro rata percentage ownership of the Company's capital stock; provided that such Holder holds, or has the right to exercise for, at least 20% of the Total Shares at the time of such issuance. The "pro rata" percentage ownership of a Holder is calculated by dividing (i) the total number of shares of Common Stock issuable upon the exercise of all Warrants (or acquired under Sections 10.2 and 10.4) then held by such Holder by (ii) the total number of shares of Common Stock then outstanding

        (c) Procedure. In the event the Company proposes to undertake an issuance of New Securities, it shall give the Holder written notice of its intention, describing the type of New Securities, the price and the material terms upon which the Company proposes to issue the same. A Holder shall have 20 calendar days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the Company's notice by giving written notice to the Company to such effect and stating therein the quantity of New Securities to be purchased. In exercising such right, the Holder shall have the unfettered option to convert that amount of debt and/or accrued interest the Company then owes the Purchaser pursuant to the Agreement and which the Holder elects, in its sole and absolute discretion, to allocate to this right, divided by (ii) the price per share for the New Securities.

        If less than all of the New Securities are subscribed for after the expiration of the 20 calendar day period, the Company shall have 90 days thereafter to sell or enter into an agreement to sell any New Securities not purchased by Holders exercising their rights at a price and upon terms no more favorable to the purchaser than the terms specified in the Company's notice to the Holders, after which 90 day period the Company shall not thereafter sell such New Securities without first offering a portion to the Holders in accordance with this Section 10.6.

        10.7 Observer Rights. So long as the Purchaser holds the right to exercise the Warrant for at least 20% of the Total Shares, then a representative designated to the Company in writing of the Purchaser: (i) shall have the right, at the expense of such Purchaser to attend all Company Board of Director meetings as observers (including special meetings and meeting (both regular and special) held via teleconference or by any other means), (ii) shall be entitled to all notices of the same; and (iii) to receive all other information made generally available to the members of the Board of Directors. Upon the request of the Company, the Purchaser and its representative, if it has a representative observing such meetings, shall execute a confidentiality agreement, in form and substance reasonably satisfactory to the Company, whereby such Purchaser and its representative shall agree to keep the content of each such meeting confidential in accordance with Section 20 of the Agreement.

        11. Representations and Warranties. The Company represents and warrants to each Holder of this Warrant as follows:

        (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

        (b) The Shares have been, and any additional Shares to be issued pursuant to the adjustment provisions of this Warrant will be, duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable;

        (c) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation, as amended through the Date of Grant, a true and complete copy of which is attached hereto as Exhibit B (the "Charter"), or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;

        (d) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant; and

        (e) The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants) does not exceed 12,688,514 shares.

        12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to a Holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

        14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

        15. Lost Warrants or Stock Certificates. The Company covenants to the Holders hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

        17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

        18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the Holders hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the Holder(s) hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

        19. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

        20. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

        21. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

        22. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

        23. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

        24. Restrictions. Purchaser shall not transfer any of the right and obligations under Sections 10.4, 10.5 or 10.7 without the prior written consent of the Company.

        25. Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

           [ The remainder of this page is intentionally left blank.]

        The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.


                                        KENNEDY-WILSON INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Address:
                                                --------------------------
                                                --------------------------



                                        ACCEPTED AND AGREED:


                                        GATX CAPITAL CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Address:
                                                --------------------------
                                                --------------------------

                                   EXHIBIT A-1

                               NOTICE OF EXERCISE

     To: Kennedy-Wilson Inc. (the "Company")

     1.     The undersigned hereby:

     ____ elects to purchase _______ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

     ____   elects to exercise its net issuance rights pursuant to Section
            10.2 of the attached Warrant with respect to _______ shares of Common Stock.

     ____ elects to exercise its conversion rights pursuant to Section 10.4 of the attached Warrant with respect to _______ Shares of Common Stock. Such conversion shall be effected by converting [specify debt and/or accrued interest to be converted] into such Shares of Common Stock.

     2. Please issue a certificate or certificates representing _______ shares in the name of the undersigned or in such other name or names as are specified below:

        __________________________________________________________ (Name)

        __________________________________________________________

        __________________________________________________________ (Address)

        3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

        4. The undersigned is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to exercise this Warrant. The undersigned is acquiring the Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act or applicable state securities laws.

        5. The undersigned understands that the Shares have not been registered under the Act and qualified under any applicable state securities laws in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned's investment intent as expressed herein.

        6. The undersigned further understands that the Shares must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The undersigned is aware of the provisions of Rule 144, promulgated under the Act.

        7. The undersigned is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.


                           ___________________________ (Signature)

Date:________________

        EXHIBIT A-2

                               NOTICE OF EXERCISE

     To: Kennedy-Wilson Inc. (the "Company")

     1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S, filed, 19, the undersigned hereby:

     ____ elects to purchase _____ shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

     ____ elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to _____ Shares of Common Stock.

     ____ elections to exercise its conversion rights pursuant to Section 10.4 of the attached Warrant with respect to _____ Shares of Common Stock. Such conversation shall be effected by converting [specify debt and/or accrued interest to be converted] into such Shares of Common Stock.

     2. Please deliver to the custodian for the selling shareholders a stock certificate representing such _____ shares.

     3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $___________ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.


                             _________________________ (Signature)

Date:_________________

                                    EXHIBIT B

                                     CHARTER

                                                                  EXHIBIT 4.4(b)

                       FORM OF OPINION OF SPECIAL COUNSEL

                                 TO THE COMPANY

                            Matters To Be Covered In

                    Opinion of Special Counsel To the Company

               1. Each of the Company and its Materials Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

               2. Each of the Company and its Material Subsidiaries being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

               3. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

               4. No conflicts with charter documents, laws or other agreements.

               5. All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

               6. No litigation questioning validity of documents.

               7. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

               8. No violation of Regulations G, T or X of the Federal Reserve Board.

               9. Company not an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.



                                     4.4-1